Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Summary of Transaction

On June 10, 2025 (the “Closing Date”), Vivos Pharmaceuticals, Inc. (“Vivos” or the “Company”) closed its previously announced transaction to acquire the net operating assets of R.D. Prabhu-Lata K. Shete MDs, LTD., a Nevada professional corporation d/b/a The Sleep Center of Nevada (“SCN” or “Seller”). The Company agreed to purchase, among other things, the net operating assets and liabilities related to SCN’s sleep testing, diagnostics, and treatment centers (the “Acquisition”). The consideration included: i) a cash payment equal to $6.0 million, and (ii) 607,287 shares of common stock in the Company, par value $0.0001 per share (the “Common Stock”), with a value equal to $1.3 million based on the average price of the Common Stock on the Closing Date. Pending the achievement of a financial milestone established in the Asset Purchase Agreement (“Purchase Agreement”), the Company will pay to the Seller a contingent “earn out” consideration in the form of Vivos Common Stock equal to $1.5 million based on the volatility weighted average price (“VWAP”) of the Common Stock for the 30 days immediately preceding the date on which the financial milestone is achieved. The Company funded the cash at closing by obtaining a senior, non-convertible, secured term loan from Streeterville Capital, LLC in the principal amount of $8.2 million.

The acquisition of SCN was determined to constitute a business combination in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”) under generally accepted accounting principles in the United States (“GAAP”).

Pro Forma Information

The unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended by the final rule, Release No.33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and have been adjusted to include estimated transaction accounting adjustments which give effect to the SCN Acquisition and the application of the acquisition method of accounting under GAAP. Under the acquisition method of accounting, the preliminary purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date, with any excess purchase price allocated to goodwill. The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that Vivos’ management believes are reasonable. The notes to the unaudited pro forma condensed combined financial statements provide a discussion of how such adjustments were derived and presented in the unaudited pro forma condensed combined financial statements (“Acquisition Adjustments”). Changes in facts and circumstances or discovery of new information may result in revised estimates. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The accompanying unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025 and the year ended December 31, 2024 combine the historical consolidated statements of operations for Vivos and the historical statements of operations for SCN for the same periods.

The unaudited pro forma condensed combined balance sheet as of March 31, 2025 gives effect to the SCN Acquisition as if it occurred on March 31, 2025. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025 and the year ended December 31, 2024 give effect to the Acquisition as if it occurred on January 1, 2024.

The unaudited pro forma condensed combined financial statements are for illustrative and informational purposes only and are not intended to represent what Vivos’ results of operations or financial position would have been had the Acquisition occurred on the dates indicated, or what they will be for any future periods. The unaudited pro forma condensed combined financial statements do not reflect the realization of any expected cost savings, other synergies as a result of the acquisition, or integration costs.

The unaudited pro forma condensed combined financial statements and related notes have been derived from, and should be read in conjunction with:

(i)	the historical audited consolidated financial statements of Vivos and accompanying notes included in Vivos’ Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the Securities and Exchange Commission (“SEC”) on March 31, 2025;
(ii)	the historical condensed consolidated financial statements and accompanying notes included in Vivos’ Quarterly Report on Form 10-Q for the three months ended March 31, 2025, which was filed with the SEC on May 15, 2025;
(iii)	the historical audited financial statements of SCN and accompanying notes for the years ended December 31, 2024 and 2023, appearing within this Current Report on Form 8-K/A as Exhibit 99.1; and
(iv)	the historical unaudited financial statements of SCN and accompanying notes for the three months ended March 31, 2025 and 2024, appearing within this Current Report on Form 8-K/A as Exhibit 99.2.

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VIVOS THERAPEUTICS, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2025

(In thousands, except per share data)

	Vivos Historical	Reclassified SCN Historical (Note 3)	Subtotal	Acquisition Adjustments (Note 5)	Note	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$2,342	$703	$3,045	$1,789	5(a)	$4,834
Accounts receivable, net	718	860	1,578	-		1,578
Prepaid expenses and other current assets	547	58	605	-		605
Total current assets	3,607	1,621	5,228	1,789		7,017

Goodwill	2,843	-	2,843	5,606	5(e)	8,449
Property and equipment, net	3,308	1,455	4,763	(133)	5(b)	4,630
Operating lease right-of-use assets	951	4,345	5,296	(1,967)	5(c)	3,329
Intangible assets, net	358	-	358	1,900	5(d)	2,258
Deposits and other	215	10	225	-		225

Total assets	$11,282	$7,431	$18,713	$7,195		$25,908

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,206	$50	$1,256	$-		$1,256
Accrued expenses	1,784	294	2,078	-		2,078
Current portion of contract liabilities	572	-	572	-		572
Current portion of operating lease liabilities	467	559	1,026	(362)	5(c)	664
Other current liabilities	672	52	724	-		724
Total current liabilities	4,701	955	5,656	(362)		5,294

Long-term debt	-	-	-	7,500	5(f)	7,500
Contingent equity consideration liability	-	-	-	1,400	5(g)	1,400
Contract liabilities, net of current portion	22	-	22	-		22
Employee retention credit liability	1,220	1,684	2,904	-		2,904
Operating lease liability, net of current portion	932	3,799	4,731	(1,808)	5(c)	2,923
Other noncurrent liabilities	-	154	154	-		154
Total liabilities	6,875	6,592	13,467	6,730		20,197

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value per share	-	-	-	-		-
Common stock, $0.0001 par value per share	-	1	1	(1)	5(h)	-
Additional paid-in capital	112,458	-	112,458	1,304	5(h)	113,762
Accumulated deficit	(108,051)	838	(107,213)	(838)	5(h)	(108,051)
Total stockholders’ equity	4,407	839	5,246	465		5,711

Total liabilities and stockholders’ equity	$11,282	$7,431	$18,713	$7,195		$25,908

See accompanying notes to the unaudited condensed combined pro forma financial information.

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VIVOS THERAPEUTICS, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

Three Months Ended March 31, 2025

(In thousands, except per share data)

	Vivos Historical	SCN Historical	Subtotal	Acquisition Adjustments (Note 6)	Note	Pro Forma
Revenue:
Product revenue	$1,813	$-	$1,813	$-		$1,813
Service revenue	1,203	2,327	3,530	-		3,530
Total revenue	3,016	2,327	5,343	-		5,343

Cost of sales (exclusive of depreciation and amortization shown separately below)	1,507	-	1,507	273	6(a)	1,780

Gross profit	1,509	2,327	3,836	(273)		3,563
Operating expenses:
General and administrative	4,892	2,285	7,177	(273)	6(a)	6,904
Sales and marketing	358	-	358	-		358
Depreciation and amortization	177	-	177	72	6(b)	249
Total operating expenses	5,427	2,285	7,712	(201)		7,511

Operating loss	(3,918)	42	(3,876)	(72)		(3,948)

Non-operating income (expense):
Interest expense	-	-	-	(325)	6(c)	(325)
Other expense	(4)	(250)	(254)	-		(254)
Other income	58	-	58	-		58
Loss before income taxes	(3,864)	(208)	(4,072)	(397)		(4,469)

Net loss	$(3,864)	$(208)	$(4,072)	$(397)		$(4,469)

Net loss per share (basic and diluted)	$(0.45)					$(0.49)
Weighted average number of shares of Common Stock outstanding (basic and diluted)	8,595,288			607,287	6(d)	9,202,575

See accompanying notes to the unaudited condensed combined pro forma financial information.

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VIVOS THERAPEUTICS, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2024

(In thousands, except per share data)

	Vivos Historical	SCN Historical	Subtotal	Acquisition Adjustments (Note 6)	Note	Pro Forma
Revenue:
Product revenue	$7,874	$-	$7,874	$-		$7,874
Service revenue	7,157	7,432	14,589	-		14,589
Total revenue	15,031	7,432	22,463	-		22,463

Cost of sales (exclusive of depreciation and amortization shown separately below)	6,012	-	6,012	998	6(a)	7,010

Gross profit	9,019	7,432	16,451	(998)		15,453
Operating expenses:
General and administrative	17,878	6,703	24,581	(998)	6(a)	23,583
Sales and marketing	1,731	-	1,731	-		1,731
Depreciation and amortization	581	-	581	288	6(b)	869
Total operating expenses	20,190	6,703	26,893	(711)		26,183

Operating loss	(11,171)	729	(10,442)	(288)		(10,730)

Non-operating income (expense):
Interest expense	-	-	-	(1,255)	6(c)	(1,255)
Other expense	(110)	-	(110)	-		(110)
Other income	145	-	145	-		145
Loss before income taxes	(11,136)	729	(10,407)	(1,542)		(11,949)

Net loss	$(11,136)	$729	$(10,407)	$(1,542)		$(11,949)

Net loss per share (basic and diluted)	$(2.22)					$(2.12)
Weighted average number of shares of Common Stock outstanding (basic and diluted)	5,019,886			607,287	6(d)	5,627,173

See accompanying notes to the unaudited condensed combined pro forma financial information.

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VIVOS PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Description of The Sleep Center of Nevada Acquisition

On June 10, 2025, Vivos Pharmaceuticals, Inc. (“Vivos” or the “Company”), acquired the net operating assets and liabilities of R.D. Prabhu-Lata K. Shete MDs, LTD., a Nevada professional corporation d/b/a The Sleep Center of Nevada (“SCN”) for consideration including: i) a cash payment in the amount of $6.0 million; ii) $1.3 million in the form of 607,287 shares of Vivos common stock; and iii) contingent equity consideration of $1.4 million, subject to customary closing adjustments (the “SCN Acquisition”).

Note 2 – Basis of Presentation

The SCN Acquisition is being accounted for as a business combination using the acquisition method of accounting under US GAAP, in accordance with the provisions of ASC 805, Business Combinations, (“ASC 805”) which requires assets acquired and liabilities assumed to be recorded at their acquisition date fair value. ASC 820, Fair Value Measurements, defines the term “fair value” as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgement could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Vivos and SCN’s historical financial statements were prepared in accordance with US GAAP. Based on an analysis of Vivos and SCN’s significant accounting policies, the Company has not identified any material differences in accounting policies that would have an impact on the unaudited pro forma condensed combined financial statements. As a result, the unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

The pro forma adjustments presented in this unaudited pro forma condensed combined financial information represent management’s estimates based on information available as of the date of this Form 8-K and such estimates are subject to revision as further information is obtained. Accordingly, the pro forma adjustments for the SCN Acquisition are preliminary and subject to further adjustment as additional information becomes available and the various analyses and other valuations are performed. Any adjustments may have a significant effect on total assets, total liabilities, total equity, operating expenses, and depreciation and amortization expenses, and such results may be significant.

The assumptions underlying the pro forma adjustments are described in the accompanying notes to this unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information may not be indicative of Vivos’ future performance and does not necessarily reflect what Vivos’ financial position and results of operations would have been had these transactions occurred at the beginning of the period presented.

Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Vivos following the completion of the SCN Acquisition. Additionally, the unaudited pro forma condensed combined financial information does not reflect any revenue enhancements, anticipated synergies, operating efficiencies, or cost savings that may be achieved related to the SCN Acquisition, nor does it reflect any costs or expenditures that may be required to achieve any possible synergies.

Vivos will finalize the accounting for the acquisition as soon as practicable within the measurement period, but in no event later than one year from June 10, 2025, in accordance with ASC 805.

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Note 3 – Conforming Presentation Adjustments to The Sleep Center of Nevada Historical Reported Financial Data

In preparing the unaudited pro forma condensed combined financial information, the following adjustments were made to SCN’s historical financial statements to conform to the presentation of Vivos’ historical financial statements:

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Historical SCN Before Reclassification	Reclassification	Note	Historical SCN as Reclassified
Cash	Cash and cash equivalents	$703	$-		$703
Accounts receivable, net	Accounts receivable, net	860	-		860
Employee advances	Prepaids expenses and other current assets	39	(39)	(a)	-
Prepaid expenses	Prepaids expenses and other current assets	19	39		58
Property and equipment, net	Property and equipment, net	1,072	382		1,455
Finance lease right-of-use asset	Property and equipment, net	206	(206)	(b)	-
Operating lease right-of-use assets	Operating lease right-of-use assets	4,345	-		4,345
Intangible asset	Property and equipment, net	176	(176)	(b)	-
Refundable deposits	Deposits and other	10	-		10
Accounts payable	Accounts payable	50	-		50
Accrued payroll and related expenses	Accrued expenses	194	100		294
Other accrued liabilities	Accrued expenses	100	(100)	(c)	-
Current portion of finance/operating lease liability	Current portion of operating lease liabilities	611	(52)	(d)	559
Current portion of finance/operating lease liability	Other current liabilities	-	52		52
Employee retention credit liability	Employee retention credit liability	1,684	-		1,684
Long-term portion of finance lease liability	Other noncurrent liabilities	154	-		154
Long-term portion of operating lease liability	Operating lease liability, net of current portion	3,799	-		3,799
Common stock	Common stock	1	-		1
Retained earnings	Accumulated deficit	838	-		838

(a)	Reclassification to “Prepaid expenses and other current assets”
(b)	Reclassification to “Property and equipment, net”
(c)	Reclassification to “Accrued expenses”
(d)	Reclassification to “Other current liabilities”

Note 4 – Preliminary Purchase Price Allocation

Preliminary Purchase Consideration

The estimated fair value of the consideration transferred is $8.7 million, and is comprised of the following components (in thousands):

Cash consideration	$6,000
Fair value of common stock consideration	1,304
Fair value of contingent equity consideration	1,400
Total fair value of consideration transferred	$8,704

Cash consideration: Represents the amount of cash paid to the Sellers by the Company on the Closing Date in accordance with the terms of the Purchase Agreement.

Fair value of common stock consideration: Represents 607,287 shares of Vivos restricted common stock equal to $1.3 million based on the average price of the common stock on the Closing Date.

Fair value of contingent equity consideration: Upon the achievement of a financial milestone as defined in the Purchase Agreement, the Company will issue additional restricted shares of Vivos common stock equal to $1.5 million based on the VWAP of the common stock for the 30 days immediately preceding the date on which such milestone is achieved. The fair value of the contingent equity consideration was derived based on certain valuation inputs, including the closing share price of Vivos common stock on June 10, 2025 and the probability of meeting the milestone.

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Preliminary Estimates of Fair Value

The following table summarizes the tangible and identifiable intangible assets acquired, and liabilities assumed used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet and statements of operations (in thousands).

Consideration:
Cash	$6,000
Unregistered common stock	1,304
Contingent earn-out payable	1,400
Total fair value of consideration transferred	$8,704

Identifiable assets acquired and liabilities assumed:
Cash	$864
Accounts receivable	934
Prepaid expenses and other assets	51
Property and equipment	1,322
Operating lease right-of-use assets	2,378
Intangible assets	1,900
Operating lease liabilities	(1,990)
Liabilities assumed	(2,362)
Net identifiable assets acquired	$3,097
Goodwill	5,607
Net assets acquired	$8,704

The final estimates of fair value will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary calculation used in the pro forma adjustments. The final estimates of fair value may include (i) changes in allocations to intangible assets including goodwill, (ii) other changes to assets and liabilities, and (iii) changes to the assessment of tax positions and tax rates.

Intangible Assets

Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of the following (in thousands):

	Approximate Fair Value	Estimated Useful Lives	Valuation Methodology
Trade name	$400	4 years	Relief from royalty method
Referral relationships	1,500	8 years	Multi-period excess earnings method
Total intangible assets	$1,900

The amortization related to the identifiable intangible assets is reflected as an Acquisition Adjustment in the unaudited pro forma condensed combined statements of operations based on the estimated useful lives above as further described in Note 6. The fair values of the identifiable intangible assets are preliminary and are based on Management’s estimates as of the Closing Date. The Company applied judgement in estimating the fair value of these intangibles which involved the use of significant assumptions with respect to revenue forecasts, revenue growth, attrition rates, royalty rates, discount rates, and economic lives.

Note 5 – Acquisition Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

Acquisition Adjustments include the following adjustments, which are based on the Company’s preliminary estimates and assumptions, related to the unaudited pro forma condensed combined balance sheet as of March 31, 2025, adjusted for changes in assets acquired and liabilities assumed between March 31, 2025 and the Closing Date.

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(a)	Represents the cash consideration paid to The Sleep Center of Nevada sellers partially offset by the cash received from the Promissory Note as follows (in thousands):

Cash paid to Seller	$(6,000)
Cash received from Short-Term Promissory Note	7,500
Adjustment to reflect the preliminary purchase price allocation	289
Total acquisition adjustment to cash and cash equivalents	$1,789

(b)	Represents the purchase accounting adjustment to reduce property and equipment to its fair value as follows (in thousands). The impact of the purchase accounting adjustment to property and equipment did not have a material effect on pro forma depreciation expense.

Historical balance	$(1,455)
Fair value of property and equipment from purchase accounting	1,322
Total acquisition adjustment to property and equipment	$(133)

(c)	SCN is the lessee in operating leases related to seven practice locations. ASC 842, Leases, requires an acquiree who is a lessee in a business combination to remeasure lease assets and lease liabilities as if the lease were a new lease at the acquisition date, including assessment of renewal options. The Company recorded the following remeasurement adjustments based on the incremental borrowing rate applicable to each lease as of the Closing Date. In addition, as part of the preliminary valuation analysis, the leases were evaluated using the income approach to determine if their terms were favorable or unfavorable when compared to market rates. Based on this analysis, two leases were determined to be outside market rates resulting in a net favorable adjustment of $0.2 million to the right-of-use asset.

(in thousands)	Historical Balances	Remeasured Balances	Total Acquisition Adjustments
Right-of-use asset - operating	$4,345	$2,378	$(1,967)
Current portion of operating lease liabilities	559	197	(362)
Operating lease liability, net of current portion	3,799	1,991	(1,808)

(d)	Represents the recognition of the fair value of intangible assets in accordance with purchase accounting as described in Note 4.

(e)	Represents the purchase accounting adjustment to goodwill based on the acquisition method.

(f)	Represents an $8.2 million Promissory Note to finance the cash consideration portion of total consideration, less $0.7 million in debt issuance costs incurred to obtain the Promissory Note. This obligation is classified as long-term debt based on its term of eighteen months.

(g)	Represents the purchase accounting adjustment to record the fair value of the contingent equity consideration.

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(h)	The following summarizes the adjustments to stockholders’ equity, including the elimination of SCN’s historical equity (in thousands):

(in thousands)	Share Consideration Transferred (Note 4)	Elimination of SCN’s Stockholders’ Equity	Total Acquisition Adjustments
Common stock	$-	$(1)	$(1)
Additional paid-in capital	1,304	-	1,304
Accumulated deficit	-	(838)	(838)
Total	$1,304	$(839)	$465

Note 6 – Acquisition Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)	Represents the reclassification of certain costs to conform to the presentation of Vivos’ historical financial statements.

(b)	The following table summarizes the estimated fair values of the SCN’s identifiable intangible assets and their estimated useful lives including the incremental amortization for the periods presented calculated on a straight-line basis.

(in thousands, except useful lives)	Estimated Fair Value	Estimated Useful Life (months)	Amortization Expense - Three Months Ended March 31, 2025	Amortization Expense - Year Ended December 31, 2024
Trade name	$400	48	$25	$100
Referral relationships	1,500	96	47	188
Total			$72	$288

(c)	Represents the interest expense (including amortization of debt issuance costs) on the Promissory Note as if the loan was obtained on January 1, 2024 and was outstanding for the entire year ended December 31, 2024 and the three months ended March 31, 2025. The interest rate assumed for purposes of preparing this pro forma financial information was 9.0% which is the stated fixed rate throughout the term of the Promissory Note.

(d)	Represents the issuance of 607,287 shares of Vivos common stock paid to the Sellers as described in Note 1.

Given the Company’s history of net losses and full valuation allowances, Vivos’ management estimated an annual effective income tax rate of 0.0%. Therefore, the pro forma adjustments to the unaudited pro forma condensed combined statements of operations resulted in no income tax adjustments.

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